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                                                                   EXHIBIT 10.46

          FRENCH ANNEX TO THE STELLENT, INC. 2000 STOCK INCENTIVE PLAN

1. PURPOSE.

     This annex (the "FRENCH ANNEX") is attached to and incorporated in the Stellent, Inc. 2000 Stock Incentive Plan (the "PLAN"), which was adopted by the board of directors of Stellent, Inc. (the "COMPANY") and approved by the shareholders of the Company on August 30, 2000.

     Unless the context requires otherwise, capitalized terms used in this French Annex that are not defined in this French Annex shall have the meanings set forth in the Plan.

     The provisions of this French Annex shall apply only with respect to French Options (defined below), and shall not apply to any other Awards granted pursuant to the Plan. The provisions of the Plan that are not affected by this French Annex shall remain in full force and effect as to the French Eligible Participants (defined below). In the event of any conflict between the provisions of this French Annex and the provisions of the Plan, the provisions of this French Annex shall control, but only with respect to such French Options.

     THE PROVISIONS OF THE PLAN SHALL APPLY TO FRENCH OPTIONS GRANTED TO FRENCH ELIGIBLE PARTICIPANTS TO THE EXTENT THAT SUCH PROVISIONS ARE NOT CONTRARY TO THE PROVISIONS OF FRENCH LAW GOVERNING STOCK OPTIONS PLANS, I.E., SECTIONS L. 225-177 ET SEQ. OF THE CODE DE COMMERCE -- IN WHICH CASE THE RELEVANT PROVISIONS OF THE LAW WOULD APPLY -- AND TO THE FOLLOWING PROVISIONS.

2. DEFINITIONS.

     For the purposes of this French Annex:

          "AFFILIATE" means a parent, a subsidiary, a branch or a related company of the Company as defined under paragraph 1, 2 and 3 of Section L. 225-180 of the Code de commerce.

          "DISABILITY" means for purposes of this French Annex, a second or third category disability pursuant to Section L. 341-4 of the Code de la securite sociale. The status of a Disability will be determined by the work physician ("medecin du travail") according to French law, who will issue a Statement Of Disability.

          "DISABLED FRENCH OPTIONEE" means a French Optionee who has become disabled and has a Disability.

          "FRENCH AGREEMENT" means a written contract entered into between the Company or an Affiliate and a French Eligible Participant containing the terms and conditions of a French Option. Each French Agreement shall be subject to the terms and conditions of the Plan and this French Annex.

          "FRENCH ELIGIBLE PARTICIPANT" means a French Employee or a French Officer. It shall not mean consultants or service providers of the Company.

          "FRENCH EMPLOYEE" shall mean any employee ("salarie") of the Company or any of its Affiliates, provided he or she (i) is a tax resident in France as per the relevant French or international tax rules applicable to such employee, (ii) does not own more than ten percent (10%) of the Company's Stock on the Grant Date and (iii) is not a member of the board or of the board of an Affiliate except in the case where he or she is a French Officer.

          "FRENCH EXERCISE PRICE" shall have the meaning ascribed to it in
     Section 7(a) below.

          "FRENCH OFFICER" means a French officer of the Company or any of its Affiliates, provided that he or she (i) does not own more than ten percent (10%) of the Company's Stock on the Grant Date and (ii) is (y) chairman of the board ("president"), (x) chief executive officer ("directeur general" or "directeur general delegue"), (z) a management-board member ("membre du directoire"), but not a director ("administrateur") or a supervisory-board member ("membre du conseil de surveillance").
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          "FRENCH OPTION" means any option pursuant to the Plan under which a
     French Eligible Participant may purchase Shares at the exercise price, complying with Sections L. 225-177 to 225-186 of the Code de commerce.

          "FRENCH OPTIONEE" means any French Eligible Participant who holds one or more French Options.

          "FRENCH PURCHASE OPTION" means a French Option the exercise of which requires, or results in, the delivery of reacquired Shares to a French Eligible Participant.

          "FRENCH SUBSCRIPTION OPTION" means any French Option other than a French Purchase Option. French Subscription Options shall include all French Options the exercise of which require, or result in, a share capital increase of the Company.

          "GRANT DATE" means the date on which a French Option is granted.

          "HOLDING PERIOD" means a four (4)-year period starting on the Grant Date (included) and terminating on the day that is the fourth anniversary day of the Grant Date (included).

          "SHARES" means the Company's shares of voting Stock.

          "STATEMENT OF DISABILITY" means for purposes of this French Annex, the statement of disability ("declaration d'inaptitude") issued by the work physician ("medecin du travail") for a French Employee.

          "SUCCESSORS" shall have the meaning ascribed to it in Section 6(f)(iii) below.

3. ADMINISTRATION.

  (A) COMMITTEE.

     (i) Notwithstanding any provisions to the contrary in the Plan, the Committee shall not have the power to make any decision that is not in full compliance with the provisions of the Plan and of this French Annex.

     (II) NOTWITHSTANDING THE PROVISIONS OF SECTION 7(A) OF THE PLAN, THE COMMITTEE (WITH NO FACULTY TO DELEGATE), SHALL NOT HAVE THE POWER TO DETERMINE THE FRENCH EXERCISE PRICE OF FRENCH OPTIONS OTHERWISE THAN PURSUANT TO SECTION 7(A) OF THIS FRENCH ANNEX.

     (iii) Notwithstanding any provisions to the contrary in the Plan, the Committee shall not subject the French Options to termination and cancellation provisions, unless such termination and cancellation provisions are provided in the Plan, this French Annex and the applicable French Agreement. French Options are irrevocable once they have been granted.

     (iv) Notwithstanding any provisions to the contrary in the Plan (including without limitation Sections 3(a) and 12(e) of the Plan), in respect of French Options, the Committee shall not amend, waive or rescind rules and regulations relating to the Plan without prior approval of the Company's shareholders.

     (v) Even with the authorization of the shareholders, the Committee shall not, at any time, modify the Plan and the French Annex in a less favorable way for the French Optionee without the approval of said French Optionee.

  (B) GRANT BY THE COMMITTEE UNDER THE PLAN.

     NOTWITHSTANDING ANY PROVISION OF THE PLAN TO THE CONTRARY, THE COMMITTEE MAY ONLY GRANT FRENCH OPTIONS FOR A PERIOD OF A THIRTY-EIGHT (38) MONTH PERIOD AS FROM THE DATE ON WHICH THE PLAN WAS APPROVED OR RATIFIED BY THE SHAREHOLDERS OF THE COMPANY IN GENERAL MEETING AS PROVIDED UNDER SECTION L. 225-177 OF THE CODE DE COMMERCE. IF THIS PERIOD IS MODIFIED BY SECTION L. 225-177 OF THE CODE DE COMMERCE, THE NEW PERIOD TO BE PROVIDED BY THIS SECTION OR ANY SECTION THAT WOULD REPLACE OR SUPERSEDE IT SHOULD AUTOMATICALLY APPLY.
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4. SHARES.

  (A) SHARES AVAILABLE.

     Notwithstanding any provisions of the Plan to the contrary, the Options shall at no time give right to more than one-third (1/3) of the Company's share capital.

  (B) SHARES AVAILABLE AGAIN.

     WITH RESPECT TO FRENCH OPTIONS, THE LAST SENTENCE OF SECTION 4(B) OF THE PLAN IS DELETED.

  (C) RESTRICTIONS TO THE COMPANY'S RIGHT TO GRANT FRENCH OPTIONS.

     The Stock of the Company being listed on a regulated stock market at the Grant Date, the Company shall not grant French Options during the periods provided in Sections L. 225-177 alineas 4 and 5 and L. 225-179 alinea 2 of the Code de commerce.

     As of the date hereof, Sections L. 225-177 alineas 4 and 5 and L. 225-179 alinea 2 of the Code de commerce prohibit granting French Options:

     - within ten trading days before and after the date the annual accounts are disclosed;

     - within a period starting from the date the Company becomes aware of an information which may have an impact on the stock market price and ending 10 trading days after this information is publicly disclosed;

     - within a period of twenty market trading days following the payment of a dividend by the Company or a share capital increase.

  (D) FRENCH PURCHASE OPTIONS.

     Notwithstanding any provisions of the Plan to the contrary, the Company will not grant any French Purchase Options to the French Optionees.

5. ELIGIBILITY.

     Notwithstanding any provisions of the Plan to the contrary, French Options may only be granted in France to a French Eligible Participant.

6. GENERAL TERMS OF AWARDS.

  (A) AWARDS.

     The provisions of the Plan pertaining to Stock Appreciation Rights, Performance Shares, Restricted Stock, Incentives Stock Options and Other Stock-Based Awards shall not be applicable in respect of French Options.

  (B) VESTING/GRANTING.

     NOTWITHSTANDING THE PROVISIONS OF SECTION 6(C) OF THE PLAN, FRENCH OPTIONS SHALL BE GRANTED ON THE GRANT DATE BUT SHALL BE EXERCISABLE ONLY IN ACCORDANCE WITH SECTION 7(C) HERE BELOW.

     FOR THE AVOIDANCE OF DOUBT, ALL REFERENCES TO "VEST" OR "VESTING" UNDER THE PLAN, SHOULD BE INTERPRETED AS "GRANT" OR "GRANTING" FOR THE FRENCH OPTIONS.

  (C) TERM.

     Notwithstanding the provisions of Section 6(c) of the Plan, with respect to French Options, no acceleration of the Term is possible, except in the event of the French Eligible Participant's Disability or French Eligible Participant's death, as provided in Section 6(f)(ii) and (iii).
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  (D) FRENCH AGREEMENT.

     Notwithstanding any provisions of the Plan to the contrary, French Options shall be evidence by a French Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such French Options, in addition to the terms and conditions specified in the Plan and this French Annex.

  (E) TRANSFERABILITY.

     NOTWITHSTANDING THE PROVISIONS OF SECTION 6(E) OF THE PLAN, DURING THE LIFETIME OF A FRENCH ELIGIBLE PARTICIPANT, FRENCH OPTIONS GRANTED UNDER THIS FRENCH ANNEX SHALL BE EXERCISABLE, WITHOUT EXCEPTION, ONLY BY THE FRENCH OPTIONEE AND SHALL NOT BE ASSIGNABLE OR TRANSFERABLE OTHER THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION FOLLOWING THE FRENCH OPTIONEE'S DEATH.

     FOR THE AVOIDANCE OF DOUBT, FRENCH OPTIONS MAY NOT BE TRANSFERRED TO A
TRUST.

  (F) TERMINATION OF THE RELATIONSHIP.

     The provisions of Section 6(f) of the Plan shall not apply in respect of French Optionees.

     (i) Termination.

     The exercisability of French Options pursuant to the Plan by a French Optionee is earned only by continuing as a French Eligible Participant of the Company or of one of its Affiliates. If the French Optionee is no longer a French Eligible Participant, any French Option held by the French Optionee shall be automatically terminated as of the date of his departure from the Company or its Affiliates.

     (ii) Disability.

     Notwithstanding any provision of the Plan to the contrary, in the event of the Disability of the French Optionee, the French Options may only be exercised beginning two months following the date of issuance of the Statement Of Disability for a period of twelve (12) months. If the Disabled French Optionee does not exercise the French Options during such 12-month period, the Disabled French Optionee's rights in respect of such French Options shall lapse in total without any formality and the Shares underlying such French Options shall revert to the Plan.

     For the avoidance of doubt, in case of dismissal of a Disabled French Optionee, French Options shall lapse in totality and may not be exercised as of the date of his departure from the Company or its Affiliates.

     (iii) Death of a French Optionee.

     Notwithstanding any provision of the Plan to the contrary (including
Section 6(e) of the Plan), in the event of death of the French Optionee, the French Options may only be exercised, to the extent then exercisable, for six
(6) months following the French Optionee's death, by the person or persons (the "SUCCESSORS") to whom the French Optionee's rights under the Plan shall have passed by the French Optionee's will or by the laws of descent or distribution. If the Successors do not exercise the French Options during such six (6) -month period, the Successors' rights in respect of such French Options shall lapse in total without any formality and the Shares underlying such French Options shall revert to the Plan.

7. STOCK OPTIONS.

  (A) FRENCH EXERCISE PRICE.

     Notwithstanding any provision of the Plan to the contrary, including in particular Section 7(a) of the Plan, the par share exercise price of each French Option (the "FRENCH EXERCISE PRICE") shall be equal to the greater of:

          (x) 95% of the average of the Shares' stock-market price over the twenty (20) stock-market days preceding the Grant Date, and
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          (y) 100% of the Shares' stock-market price as of the last stock-market day preceding the Grant Date."

  (B) NO AMENDMENT TO THE FRENCH EXERCISE PRICE.

     The French Exercise Price may not be amended after the grant of the French Options, except as provided in Section 8 here below with respect to the operations contemplated under Section 225-181 of the Code de commerce.

  (C) EXERCISE.

     (i) Notwithstanding any provision of the Plan to the contrary, French Optionees shall not exercise their French Options before the end of the Holding Period.

     (ii) As exceptions to Section 7(c)(i) above and according to Section 91 ter of Annex II to the French Tax Code, the following persons may exercise the French Options before the end of the Holding Period as more fully described in
Section 6(f) of this French Annex:

     - the Successors of the French Optionee; or

     - a Disabled French Optionee who continues to work with the Company or its Affiliates.

     For the avoidance of doubt, in case of the French Employee's dismissal, French Options may not be exercised before the end of the Holding Period.

     (iii) Shares issued upon exercise of a French Options shall be issued solely in the name of the French Optionee, subject to the provisions applicable in the case of the French Optionee's death. In particular, without limiting the generality of the foregoing sentence, a French Optionee may not request the Company to issue Shares, during the French Optionee's lifetime, in the name of his or her spouse.

  (D) PAYMENT OF THE FRENCH EXERCISE PRICE.

     Notwithstanding Section 7(a) of the Plan, payment of the French Exercise Price shall be only in cash, at the time the French Options are exercised.

  (E) RELOAD FRENCH OPTIONS.

     Notwithstanding Section 7(a) of the Plan, new reload French Options may be granted to a French Eligible Participant but only under the same terms and conditions than the French Options.

  (F) REGISTRATION OF THE SHARES.

     The Shares underlying French Options must be registered in the nominative form.

8. CHANGES IN COMPANY'S CAPITAL STRUCTURE.

     Notwithstanding any provisions of the Plan to the contrary and in particular Section 12(f) and 12(g) of the Plan, the number of French Options or the French Exercise Price shall only be adjusted upon the occurrence of the events specified in this Section 8.

     (A) If the Company undergoes any transaction described in Section L. 225-181 of the Code de commerce and in Sections 174-8 et seq. of the French Decree no 67-236 dated March 23, 1967 (the "DECREE"), between the Grant Date of the French Options and the Term of the French Options, the Committee shall adjust, in the manner prescribed by the Code de commerce and the Decree, the French Exercise Price of the French Options and the number of Shares underlying the French Options in order to take into account the effects of such transactions; provided, however, that such adjustments may not make the French Exercise Price lower than the par value of a Share, if any.
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     (B) Notwithstanding any provisions of the Plan to the contrary, the adjustments contemplated in paragraph 8(a), supra, shall apply, in particular, in the event of a share capital increase (paid for in cash or by incorporation of reserves), issue of bonds convertible into or exchangeable against Shares, distribution of reserves, or a share capital reduction resulting from losses; provided, however, that no such adjustments shall be made (i) in case of a share capital increase by incorporation of reserves, if the Shares' par value, if any, is increased, and (ii) in case of a share capital reduction resulting from losses, if the Shares' par value, if any, is reduced.

     (C) In the event of any merger, where the Company is not the surviving entity, any French Option held by a French Optionee shall be automatically terminated, unless the surviving entity decides to substitute its shares for the Shares of the Company. The Company will use reasonable commercial efforts to obtain from the surviving entity the grant of French Options, in compliance with the Code de commerce and the Decree, without forfeiting the privileged tax regime.

     Alternatively, the Company will use reasonable commercial efforts try to obtain from the surviving entity the ability to cash out the French Options by paying the French Optionee an amount equal to the Fair Market Value of a Share, multiplied by the number of Shares available under the French Options, and reduced by the aggregate French Exercise Price associated with the French Options.

     (D) The provisions of Section 12(f) and 12(g) of the Plan shall only be applicable to French Options to the extent that such provisions do not adversely affect the French Options' qualification for privileged tax treatment in France.

9. GENERAL PROVISIONS.

  (A) RIGHT TO TERMINATE EMPLOYMENT.

     With respect to French Options, Section 12(c) of the Plan shall be amended as follows:

        "Nothing in this Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant."

  (B) WITHHOLDING TAX.

     Notwithstanding any provisions of the Plan to the contrary, the Company will not have the right to retain and withhold from any payment of cash, or Shares, to the French Optionee, the amount of the Company's social security social contribution ("charges sociales patronales") required by any government to be withheld.

  (C) REPORTING OBLIGATIONS.

     Pursuant to Sections 163 bis C to the GTC and 91 bis of Annex II to the GTC, upon exercise of French Option, and receipt of Shares, and upon ultimate sale of the Shares, French Optionee is required to comply with reporting obligations.

     Breach of reporting obligations by the French Optionee entails forfeiture of the tax treatment for the Company and the French Optionee provided for in GTC
Section 163 bis C and taxation as ordinary income of the benefit realized on exercise of the French Options.

     FORFEITURE OF THE TAX TREATMENT FOR THE COMPANY DUE TO THE FRENCH OPTIONEE FAILURE TO COMPLY WITH HIS/HER TAX DUTIES WILL ALLOW THE COMPANY TO WITHHOLD OTHER AMOUNTS THE COMPANY MAY OWE THE FRENCH OPTIONEE, WITHOUT NOTICE, SUFFICIENT TO SATISFY THE PAYMENT OF ANY AMOUNTS AND IN PARTICULAR PENALTIES DUE TO THE FRENCH OPTIONEE'S FAILURE.

  (D) APPLICABLE LAW.

     FRENCH LAW IS APPLICABLE TO THIS FRENCH ANNEX AND THE FRENCH OPTIONS.